Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2006, accompanying the financial statements and schedules included on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Astec Industries, Inc. on Forms S-8 (File No. 33-52918, effective October 6, 1992; File No. 033-61461, effective August 1, 1995; File No. 33-123266, effective March 11, 2005, and File No. 333-124420, effective April 28, 2005)

Charlotte, North Carolina June 29, 2006	/s/ GRANT THORNTON LLP